UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

I-80 GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-41382	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5190 Neil Road, Suite 460
 Reno, Nevada, United States 89502
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (775) 525-6450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	IAUX	NYSE American LLC
Common Shares	IAU	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2025, i-80 Gold Corp. (the "Company") and certain of its subsidiaries entered into an Offtake Agreement (the "Offtake Agreement") with OMF Fund III (HG) Ltd. (the "Purchaser"). The Offtake Agreement applies to the Granite Creek project and the Ruby Hill project (together, the "Projects").  The term of the Offtake Agreement is from February 7, 2025 until December 31, 2034 provided that the Purchaser’s right to purchase refined gold and refined silver does not start until December 28, 2028. Under the Offtake Agreement, the Purchaser shall purchase 20% of the refined gold produced from each of the Projects and 20% of the refined silver produced from each of the Projects, subject only to the gold return, silver return, refining charges and penalties (and similar charges) agreed to with the refinery. The refined gold and refined silver will be purchased at market prices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2025	i-80 GOLD CORP.

	By:	/s/ Ryan Snow
Ryan Snow
Chief Financial Officer